PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus Supplement and Prospectus
dated June 16, 2000 and June 15, 2000, respectively)              Rule 424(b)(3)
Prospectus number:  2006


                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:       $355,000,000


CUSIP Number:           59018Y AW1


Interest Rate:          7.18000%


Original Issue Date:    August 11, 2000


Stated Maturity Date:   February 11, 2003


Interest Payment Dates: Each February 11th and August 11th, commencing on
                        February 15th, 2001, subject to Modified Following Business Day Convention.

Repayment at the Option
of the Holder:          The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the Option
of the Company:         The Notes cannot be redeemed prior to the Stated
                        Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                The Chase Manhattan Bank

Dated:                  August 8, 2000